UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2015

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 Richmond Avenue, Suite 700 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 623-0801

Not Applicable

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Stockholder Agreement

On December 22, 2015, VAALCO Energy, Inc., a Delaware corporation (the “Company”) entered into a stockholder agreement (the “Stockholder Agreement”) with Kornitzer Capital Management, Inc., a Kansas corporation (“Kornitzer Capital”) and John C. Kornitzer (collectively, “Kornitzer”).

In accordance with the Stockholder Agreement, effective immediately, the Board of Directors of the Company (the “Board”) appointed John Knapp to the Board.  In the event Mr. Knapp ceases to be a director, Kornitzer has the right to designate a replacement director to be approved by the Board and its Nominating and Corporate Governance Committee; provided, however, that if the ownership of Kornitzer falls below 5% or the Stockholder Agreement is terminated,  Mr. Knapp or any such replacement designee of Kornitzer must immediately resign from the Board.

Until the termination of the Stockholder Agreement, the Board will nominate and recommend John Knapp (or any such replacement designee) for election to the Board at each stockholder meeting at which directors are being elected and use its reasonable best efforts to cause the election of such designee. In exchange, Kornitzer has agreed to vote in favor of (i) the election of each director nominated by the Board and (ii) in accordance with the Board’s recommendations with respect to any other proposal to be submitted at a meeting of stockholders, unless Instituional Shareholder Services (“ISS”) recommends otherwise, in which case Kornitzer may vote in accordance with ISS’ recommendations. Kornitzer also agreed to customary standstill restrictions,  except that Kornitzer will be permitted to increase its share ownership up to a total of 15% of the shares of the Company.

The Stockholder Agreement may be terminated by either party at any time after the date that is 30 days prior to the deadline for the submission of stockholder nominations for the 2017 annual meeting of stockholders.

The above summary is qualified in its entirety by reference to the full text of the Stockholder Agreement,  a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of John Knapp

Pursuant to the terms of the Stockholder Agreement, on December 22, 2015, the Board appointed John Knapp as designee of Kornitzer, to fill one of the vacancies created by the resignations of James B. Jennings and O. Donaldson Chapoton.  Mr. Knapp will serve as a member of the Audit Committee. The Board determined that Mr. Knapp satisfies the requirements pertaining to director independence under the applicable provisions of federal securities laws and the rules of the New York Stock Exchange.

Mr. Knapp has no familial relationships with any of the Company’s directors or executive officers, and he is not a party to, nor has a material interest in, any transactions of the type listed in Item 404(a) of Regulation S-K.

The information set forth under Item 1.01 is incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	Stockholder Agreement, dated as of December 22, 2015, by and among VAALCO Energy, Inc., Kornitzer Capital Management, Inc. and John C. Kornitzer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.

Date: December 23, 2015	By:	/s/ Eric J. Christ
	Name:	Eric J. Christ
	Title:	Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Exhibit Description
10.1	Stockholder Agreement, dated as of December 22, 2015, by and among VAALCO Energy, Inc., Kornitzer Capital Management, Inc. and John C. Kornitzer.